                                                                 EXHIBIT (23)(A)
                        CONSENT OF KPMG PEAT MARWICK LLP
BOARD OF DIRECTORS
FIRST UNION CORPORATION
     We consent to the incorporation by reference in this Registration Statement on Form S-3 of First Union Corporation of our report on the consolidated financial statements included in the 1993 Annual Report to Stockholders which is incorporated by reference in the 1993 Form 10-K of First Union Corporation and to the reference to our firm under the heading "Experts" in the Prospectus.
                                         KPMG PEAT MARWICK LLP
Charlotte, North Carolina
December 15, 1994